EMPLOYMENT AGREEMENT


     THIS AGREEMENT made as of the 5th day of December, 1997, between COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation, with its principal office located at 6600 N. Baltimore, Portland, Oregon 97203, hereinafter called "Company," and CARL K. DAVIS, residing at 16225 N.W. Gianola Court, Beaverton, Oregon 97006, hereinafter called "Employee."

                              W I T N E S S E T H:

     WHEREAS, the Company is engaged in the business of designing, manufacturing and the international distribution of various items of clothing and apparel, and desires to employ Employee under the terms of this Agreement; and

     WHEREAS, Employee is licensed to practice law in the State of Oregon and the District of Columbia, and desires to work as an employee of the Company; and

     WHEREAS, the parties desire to terminate and cancel all present agreements and understandings between them, and in lieu thereof, to enter into this Agreement; and

     WHEREAS, Employee is willing to enter into this Agreement with respect to his employment and the services to be provided hereunder upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties mutually agree as follows:

                               1. MUTUAL RELEASES

     Any and all agreements heretofore entered into between Company and Employee are hereby terminated, and each of the parties hereby releases and discharges the other from any and all obligations and liabilities heretofore or now existing under or by reason of any such

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agreements, it being the intention of Company and Employee that this Agreement, effective October 27, 1997, shall superseded and be in lieu of any and all prior agreements or understandings between them.

                                  2. EMPLOYMENT

     a) The Company hereby employs Employee, and Employee accepts such employment as Vice President/General Counsel of Company, and to render professional and other related services on behalf of the Company, subject to the supervision and direction of the Company's officers and the Board of Directors, and subject to the laws of the Company as given in the Articles of Incorporation and the Bylaws, the rules of the Oregon State Bar and the district of Columbia Bar, and the appropriate canons of professional ethics. In addition to the above, it is the contemplation of the parties that Employee shall, during the term of this Agreement, serve as a member of Company's Executive Committee, as determined by its Board of Directors.

     b) This Agreement, and Employee's employment by Company, shall continue in full force and effect until the termination thereof as provided for in paragraph 6 below.

                                    3. DUTIES

     a) Employee agrees to devote all of Employee's time, attention and skill to the performance of Employee's duties as the employee of the Company unless otherwise authorized by the Board of Directors. Employee shall perform the normal and customary functions of the Vice President/General Counsel. Employee shall promote, to the extent permitted by law and professional ethics, the business and interests of the Company by establishing maintaining and improving rapport with other employees, representatives and customers of Company, as well as outside counsel and government officials. To a reasonable extent, Employee shall attend professional and other business conventions, seminars, and professional meetings, and shall do

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all things reasonably necessary and desirable to maintain and improve Employee's professional skills. During the term of this Agreement, Employee shall not render professional services on Employee's own behalf of any party other than the Company unless authorized by the Board of Directors. Nothing contained herein shall be construed to forbid Employee the right to those activities listed in paragraph b) below.

     b) All income accruing to Employee for professional services and activities related thereto, such as lecturing, writing treatises or articles, or working as a consultant for any government or other agency, shall, unless otherwise agreed by the parties, belong to the Company, whether paid directly to the Company or to Employee. Employee agrees that a true accounting to the Company may be required of transactions relating to such services or activities during the term of employment hereunder.

                       4. RELATIONSHIP BETWEEN THE PARTIES

     a) The parties acknowledge that the Board of Directors of the Company, in accordance with Oregon law regulating the organization and practice of corporations, shall manage the business affairs of the Company.

     b) The relationship between the Company and Employee is that of an employer and employee. This Agreement confers no authority to the Employee, in Employee's capacity as an employee, to enter into any contracts binding upon the Company or to create any obligations on behalf of the Company except as authorized by the Company.

     c) The Employee is employed to actively carry out the business of the Company. The Company shall have the exclusive power to determine not only what specific duties shall be performed by the Employee, but also the power to determine the means and manner by which those duties shall be performed. All work performed by the Employee shall be subject to review

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by the Company. The power to direct, control, and supervise in detail the duties to be performed, the manner of performing such duties, and the time of performing such duties shall be exercised by the Board of Directors of the Company.

     d) The Employee shall devote full time and best efforts to the performance of employment under this Agreement. During the term of this Agreement the Employee shall not at any time or place, either directly or indirectly, engage in the practice of law to any extent whatsoever, except under and pursuant to this Agreement.

     e) Notwithstanding paragraph 4d), reasonable amounts of volunteer nonpaid work may be done by the Employee in Employee's discretion, as long as such commitments do not materially interfere with Employee's obligations hereunder. Major departures from the foregoing standard must be approved by the Board of Directors.

     f) The Company shall provide and maintain such facilities, equipment, supplies, and staff as is necessary for the Employee's performance of his duties under this Agreement. In addition, Company shall assume and satisfy the cost of all professional dues, licenses, fees, and the reasonable cost of membership in any professional affiliations, groups and societies to which Employee belongs. Employee shall further be furnished, at Company's expense, a cell phone and home computer with internet access to be used by Employee in connection with his duties. Should employee be required to travel by air in fulfilling his duties on Company's behalf, all such flights shall be booked as business class and Employee shall be provided with a membership, at Company's expense, in the Crown Room or other comparable membership in an airline executive lounge.

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                                 5. COMPENSATION

     a) Compensation shall be paid to Employee for all services rendered under this Agreement. It is intended that the total of Employee's compensation, including annual salary, bonuses, which may be paid at such times and in such amounts as the Board of Directors of the Company may determine in its sole discretion, and any available benefits or deferred income shall reflect reasonable compensation to Employee for services rendered to the Company.

     b) Employee shall be paid a base annual salary of $200,000, payable in installments in accordance with the Company's regular payroll procedures applicable to all management employees, which base salary shall be reviewed annually, at which time appropriate increases, based upon Employee's performance, shall be considered. All direct compensation shall be subject to the customary withholding of federal and Oregon income tax and other employment taxes as required with respect to compensation paid by a corporation to an employee.

     c) In addition to his base salary, Employee shall also be entitled to participate in any discretionary bonus plan that the Company makes available to all or any part of its employees. Such bonus shall be at the same rate as other executive employees of the Company.

     d) In addition to salary and discretionary bonuses, Employee shall have the option to purchase all or any part of 46,268 shares of the Company's Nonvoting Common Stock at a purchase price of $8.97 per share pursuant to the terms and provisions of that certain Incentive Stock Option executed by the parties on December 1, 1997, a copy of which is attached hereto as Exhibit 1, and by this reference incorporated herein. Employee shall also be eligible to participate in any other stock options offered at any time by the Company to other members of its management.

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     e) Employee shall have the right to receive or participate in any additional fringe benefits, both taxable and tax qualified, including but not limited to insurance programs (disability, life, medical, dental and vision) and pension or profit sharing plans or both, which are now and during the term of this Agreement may become available to management employees of the Company and under the terms of which Employee is eligible.

     f) Unless Company furnishes an automobile for the use of Employee, Company shall reimburse Employee at the rate set by the Board of Directors for the use of personally-owned automobiles in the furtherance of Company's business and practice, and Company shall also reimburse Employee for all other expenses Employee incurs in the furtherance of Company's business.

                           6. TERMINATION OF AGREEMENT

     This Agreement and the Employee's employment hereunder shall commence with the date of this Agreement and may only be terminated upon the occurrence of any one of the following events:

     a) The death of Employee;

     b) Mutual agreement of termination in writing between the Company and Employee;

     c) Sixty (60) days' written notice of termination given by Employee to the
Company:

     d) Sixty (60) days' written notice given by Company to Employee if such termination is without cause;

     e) The suspension, revocation, or nonrenewal of Employee's license to practice law;

     f) This Agreement may be immediately terminated in the sole discretion of the Board of Directos of Company upon the occurrence of any one of the following events:

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          i) Employee willfully and continuously fails or refuses to comply with the policies, standards and regulations of Company from time to time established;

          ii) Employee shall be guilty of fraud, dishonesty or other acts of gross misconduct in the rendering of services on behalf of Company;

          iii) Employee becomes permanently disabled and such disability continues for more than six months. "Permanent disability" shall be defined as Employee's inability, through physical or mental illness or other cause, to perform the majority of his duties for the Company, unless such disability occurred in the course of Employee's performance of his duties hereunder.

     g) Employee shall have the discretion, at any time after he reaches the age of fifty-five (55) years, to retire from full-time active service to the Company, upon sixty (60) days' written notice to the Company. In that event, Employee shall serve as "of counsel" to the Company and the Company shall keep Employee on such medical, dental and vision insurance plans as are then made available to the Company's management employees.

     h) In the event of the termination of Employee's employment by the Company without cause as provided for in sub-paragraph d) above, Company agrees to pay Employee, in addition to any amount otherwise then due, the equivalent of one year of Employee's base compensation as provided in paragraph 5 above, or as hereafter amended, together with any bonus to which Employee would have otherwise been entitled during the one-year period following said termination. Should the Company wish to terminate Employee's employment without cause and without the notice required by subparagraph d) above, Company shall have that right if, in addition to the payment otherwise provided in this subparagraph, Company makes a payment to Employee of an amount equal to two months of Employee's then annual base compensation.


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     i) Notwithstanding the termination of this Agreement, the parties shall be required to carry out any provisions hereof which contemplate performance by them subsequent to such termination; and such termination shall not affect any liability or other obligation which shall have accrued prior to such termination, including, but not limited to, any liability for loss or damage on account of default.

                              7. DEATH OF EMPLOYEE

     In the event of Employee's death during the term of this Agreement, it shall terminate immediately, and Employee's legal representatives shall be entitled to receive the compensation due through the last day worked prior to Employee's death.

                              8. LEAVES OF ABSENCE

     Leaves of absence of not more than 80 hours each fiscal year with full payment of salary shall be granted to Employee for attendance at professional conventions, continuing legal education seminars and other professional or business activities approved by the Company. All approved expenses incurred by Employee in connection with his attendance at such conventions, seminars and activities shall be paid by the Company.

                                9. PAID TIME OFF

     Employee shall be entitled to 240 hours per year of paid time off ("PTO"), during which time Employee's salary shall be paid in full, to be used by Employee for illness, vacation or personal reasons, such as doctor's appointments. PTO shall accumulate on a pro rata basis through the term of this Agreement. Employee shall take PTO for vacation at such time or times as shall be approved by the Company. Where the Company's business will not be seriously inconvenienced, the Board of Directors shall endeavor to honor reasonable requests for scheduling. Any days taken by Employee for attendance of those activities permitted by


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paragraph 8 above shall not be considered for the purposes of calculating
Employee's entitlement to PTO. PTO may be accumulated from year to year, not to exceed 500 hours. Employee's annual entitlement to PTO shall also be reviewed annually, at which time appropriate increases, based upon Employee's performance, shall be considered.

                                 10. SUCCESSION

     This Agreement is personal to the parties hereto and neither party may assign or delegate any of the rights or obligations hereunder without first obtaining the written consent of the other party.

                                   11. NOTICES

     Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and mailed by either registered or certified mail, return receipt requested, postage prepaid, to the Company at its principal place of business and to the Employee at Employee's last known residence address.

                              12. ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the parties hereto with respect to the employment of Employee by Company and no change in the terms hereof shall be binding unless in writing and duly executed by the parties hereto. Should any part of this Agreement be judicially determined to be void, the remainder thereof shall remain valid and enforceable.

                             13. DISPUTE RESOLUTION

     No civil action concerning any dispute arising under this Agreement shall be instituted before any court and all such disputes shall be submitted to final and binding arbitration under the auspices of the Arbitration Service of Portland, Inc., or such other similar independent arbitration service which is designed to provide a fair and impartial arbitration process as the

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parties may agree to. Such arbitration shall be conducted in accordance with the rules of such association before a single arbitrator. In addition to a decree of specific performance, the arbitrator may, in his or her discretion, make an award of money damages. All costs and expenses of any such action or arbitration commenced in accordance herewith, including actual attorneys' fees incurred, shall be allocated among the parties according to the arbitrator's discretion. The arbitrator's award resulting from such arbitration may be confirmed and entered as a final judgment in any court of competent jurisdiction and enforced accordingly.

     b) The waiver by either Company or Employee of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either Company or Employee.

                                  14. VALIDITY

     This Agreement, having been executed and delivered in the State of Oregon, its validity, interpretation, performance and enforcement will be governed by the laws of that state.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized; and Employee has signed this Agreement, as of the day and year first above written.

"COMPANY"                               "EMPLOYEE"

COLUMBIA SPORTSWEAR COMPANY



By:TIMOTHY P. BOYLE                     CARL K. DAVIS
   --------------------------------     ---------------------------------------
                                        Carl K. Davis
Its:President
    -------------------------------

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